EXHIBIT 32.2
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Seth L. Van Voorhees, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of American Pacific Corporation (the “Company”), that, to the best of my knowledge:
(i)	The Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(ii)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2006	/s/ SETH L. VAN VOORHEES
Seth L. Van Voorhees
Chief Financial Officer